PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-96061
(To Prospectus February 17, 2006)               Filed Pursuant to Rule 424(b)(3)



                         [HOLDRS INTERNET ARCHITECTURE]



                        1,000,000,000 Depositary Receipts
                     Internet Architecture HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Architecture HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Internet Architecture HOLDRS" section of the base prospectus shall be replaced with the following:

                       Name of Company                         Ticker        Amounts      Trading Market
           ----------------------------------------------  -------------  ------------  ------------------
           3Com Corporation                                      COMS            3            NASDAQ
           Adaptec, Inc.                                         ADPT            1            NASDAQ
           Apple Computer, Inc.                                  AAPL            4            NASDAQ
           Ciena Corporation                                     CIEN            2            NASDAQ
           Cisco Systems, Inc.                                   CSCO            26           NASDAQ
           Dell Inc.                                             DELL            19           NASDAQ
           EMC Corporation                                       EMC             16            NYSE
           Extreme Networks, Inc.                                EXTR            2            NASDAQ
           Foundry Networks, Inc.                                FDRY            1            NASDAQ
           Gateway, Inc.                                         GTW             2             NYSE
           Hewlett-Packard Company                               HPQ          22.2225          NYSE
           International Business Machines Corporation           IBM             13            NYSE
           Juniper Networks, Inc.                                JNPR            2            NASDAQ
           McDATA Corporation                                   MCDTA       0.588910419       NASDAQ
           Network Appliance, Inc.                               NTAP            2            NASDAQ
           Napster, Inc.                                         NAPS          0.1646         NASDAQ
           Sun Microsystems, Inc.                                SUNW            25           NASDAQ
           Sycamore Networks, Inc.                               SCMR            2            NASDAQ
           Symantec Corp.                                        SYMC        1.0039106        NASDAQ
           Unisys Corporation                                    UIS             2             NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.